                                                                      Exhibit 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements (Nos. 33-98440, 33-98444, 33-98442, 33-98446, 333-21799 and 333-21795) on Form
S-8 and the Registration Statement (No. 333-24079) on Form S-3 of CheckFree Corporation of our report dated August 8, 1997, except for Note 17 as to which the date is August 29, 1997, appearing in the Annual Report on Form 10-K of CheckFree Corporation for the year ended June 30, 1997.

DELOITTE & TOUCHE LLP

Atlanta, Georgia
September 25, 1997